PagerDuty Announces First Quarter Fiscal 2027 Financial Results

First quarter revenue increased 1% year over year to $121 million
Annual Recurring Revenue ("ARR") remained flat year over year at $496 million
First quarter operating income was $9 million; non-GAAP operating income was $30 million
Net income was $10 million, representing the fourth consecutive quarter of GAAP profitability
Announced $100 million share repurchase program
John DiLullo named as Chief Executive Officer and Jennifer Tejada transitions to Executive Chair of Board of Directors

SAN FRANCISCO – (BUSINESS WIRE) – May 28, 2026 – PagerDuty, Inc. (NYSE:PD), a leader in AI-first operations management, today announced financial results for the first quarter of fiscal 2027, ended April 30, 2026.

“Our Q1 results exceeded guidance for both revenue and non-GAAP operating margin, reflecting continued execution against our strategic and operational priorities,” said Jennifer Tejada, Executive Chair, PagerDuty. “Our expanding AI offers and the introduction of the new Operations Cloud usage-based package, further strengthens our platform and positions PagerDuty to accelerate long-term growth.”

Tejada continued, “John is off to a great start in leading PagerDuty through its next chapter with a strong foundation, meaningful product and business momentum and a significant opportunity ahead.”

First Quarter Fiscal 2027 Financial Highlights

•Revenue was $121.0 million, an increase of 1.0% year over year.
•Operating income was $9.2 million; operating margin was 7.6%.
•Non-GAAP operating income was $29.7 million; non-GAAP operating margin was 24.6%.
•Net income was $10.2 million, representing the Company's fourth consecutive quarter of GAAP profitability.
•Net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.13.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.32.
•Net cash provided by operating activities was $44.3 million; free cash flow was $41.2 million.
•Cash, cash equivalents, and investments were $444.0 million as of April 30, 2026.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

First Quarter and Recent Highlights

•ARR as of April 30, 2026 remained flat year over year at $496 million.
•Customers with ARR over $100 thousand grew 1% to 860 as of April 30, 2026, compared to 848 as of April 30, 2025.
•Dollar-based net retention rate was 97% as of April 30, 2026, compared to 104% as of April 30, 2025.
•Total paid customers were 15,380 as of April 30, 2026, compared to 15,247 as of April 30, 2025.
•Paid and free customers totaled more than 36,000 as of April 30, 2026, representing approximately 14% growth since April 30, 2025.
•Remaining performance obligations were $441 million as of April 30, 2026. Of this amount, the Company expects to recognize revenue of approximately $316 million, or 72%, over the next 12 months, $100 million, or 23%, over months 13 to 24, and the remainder thereafter.
•Lands and expands include: The Boston Consulting Group, Coreweave, Inc., The Gap, Inc., General Motors Company, LightSpun, Palo Alto Networks, Inc., and Vodafone Group Public Limited Company.
•Appointed John DiLullo as Chief Executive Officer and announced Jennifer Tejada’s transition to Executive Chair of Board of Directors after serving as CEO since 2016.
•Announced the expansion of PagerDuty’s AI integration ecosystem, with strategic partnerships with Anthropic, Cursor, and LangChain.
•Announced enhancements to the PagerDuty Advance SRE Agent. Features new automated triage capabilities triggered directly from a team’s automated workflows to accelerate incident response.
•Named a Leader and Outperformer in 2026 Gigaom Radar for IT Incident Response Platforms for Fourth Consecutive Year.
•Published the 2026 State of AI-First Operations Report, which illustrates how the financial state of extended service disruption has made operational resilience a top priority.
•Approved for the 2026 Trust Radius - Trusted Seller verification marking PagerDuty as one of the elite companies on TrustRadius.
•Named a finalist for the Best Technology for Good Initiative Category in the 2026 Halo Awards.
•Received silver in the 2026 American Business Awards for Corporate Social Responsibility Program of the Year.
•Recognized as a finalist for six Inspiring Workplaces in 2026: Latin America, Europe, UK & Ireland, North America, Australia & New Zealand, and Asia.
•Announced PagerDuty’s latest Impact cohort including grants to eight nonprofits focused on healthcare, humanitarian and crisis-response.

Financial Outlook

For the second quarter of fiscal 2027, PagerDuty currently expects:

•Total revenue of $122.0 million - $124.0 million.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.29 - $0.31 assuming approximately 78 million diluted shares and a non-GAAP tax rate of 20%.

For the full fiscal year 2027, PagerDuty currently expects:

•Total revenue of $488.5 million - $496.5 million, consistent with previous guidance.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $1.27 - $1.32 (up from $1.23 - $1.28) assuming approximately 79 million diluted shares and a non-GAAP tax rate of 20%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain reconciling items such as stock-based compensation expense, employer taxes related to employee stock transactions, acquisition-related expenses, restructuring costs, gains or losses on extinguishment of convertible senior notes, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments are out of PagerDuty's control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on PagerDuty's future GAAP results.

Conference Call Information

PagerDuty will host a conference call and live webcast (Zoom meeting ID 977 8380 9980) for analysts and investors at 2:00 p.m. Pacific Time on May 28, 2026. For audio only, the dial-in number 1-312-626-6799 may be used. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release and the related webcast contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 12, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to maintain or increase profitability; our ability to sustain or increase growth and effectively manage changes in our business and industry; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to attract and retain executives and employees we need to support our operations and growth; our dependence on a majority of our revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information technology spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, geopolitical developments, and macroeconomic conditions, including tariffs, sanctions, trade barriers and global instability; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which ARR and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release and the related webcast represent our views as of the date of this press release and the related webcast . We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release and the related webcast.

About PagerDuty, Inc.

PagerDuty, Inc. (NYSE: PD) is the global leader in AI-first digital operations. By automatically detecting, diagnosing, and remediating issues, the PagerDuty Operations Cloud acts as the central control plane for the modern enterprise - orchestrating AI agents and automated workflows with context from over 750 integrations. Trusted by approximately two-thirds of the Fortune 100 and nearly half of the Fortune 500, PagerDuty is the industry standard for organizations scaling resilient, autonomous operations. Learn more and try it for free at www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is an AI-powered platform that automates and orchestrates the entire incident management lifecycle - from detection to resolution, providing resilience at scale. Designed for mission-critical operations, the platform empowers teams to identify and diagnose disruptions in real time, mobilizing the right teams to quickly streamline workflows to solve digital issues before they become incidents. The PagerDuty Operations Cloud is essential for delivering flawless, always-on digital experiences that organizations and consumers expect today.

Investor Relations Contact:
Paul Underwood
investor@pagerduty.com

Media Contact:
Debbie O'Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended April 30,
	2026	2025
Revenue	$120,967	$119,805
Cost of revenue(1)	19,020	19,184
Gross profit	101,947	100,621

Operating expenses:
Research and development(1)	29,988	34,048
Sales and marketing(1)	39,610	50,045
General and administrative(1)	23,166	26,855
Total operating expenses	92,764	110,948
Income (loss) from operations	9,183	(10,327)

Interest income	3,926	6,011
Interest expense	(2,107)	(2,364)
Other (expense) income, net	(71)	114
Income (loss) before provision for income taxes	10,931	(6,566)
Provision for income taxes	5,801	813
Net income (loss)	$5,130	$(7,379)
Net loss attributable to redeemable non-controlling interest	(153)	(217)
Net income (loss) attributable to PagerDuty, Inc.	$5,283	$(7,162)
Less: Adjustment attributable to redeemable non-controlling interest	(4,963)	(665)
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$10,246	$(6,497)

Weighted-average shares used in calculating net income (loss) per share:
Basic	78,647	91,374
Diluted	79,464	91,374
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders
Basic	$0.13	$(0.07)
Diluted	$0.13	$(0.07)

(1) Includes stock-based compensation expense as follows:

	Three months ended April 30,
	2026	2025
Cost of revenue	$849	$1,097
Research and development	6,137	9,840
Sales and marketing	4,184	6,219
General and administrative	6,793	8,597
Total	$17,963	$25,753

PAGERDUTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$208,880	$237,402
Investments	235,077	232,436
Accounts receivable, net of allowance for credit losses of $693 and $1,175 as of April 30, 2026 and January 31, 2026, respectively	76,025	108,430
Deferred contract costs, current	18,181	18,401
Prepaid expenses and other current assets	20,867	15,570
Total current assets	559,030	612,239
Property and equipment, net	31,938	29,192
Deferred contract costs, non-current	24,681	25,010
Lease right-of-use assets	11,516	12,509
Goodwill	137,401	137,401
Intangible assets, net	14,705	15,645
Deferred tax assets	153,657	153,657
Other assets	3,664	4,862
Total assets	$936,592	$990,515

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$4,438	$6,718
Accrued expenses and other current liabilities	15,240	19,868
Accrued compensation	21,465	25,856
Deferred revenue, current	240,620	246,451
Lease liabilities, current	5,249	5,000
Total current liabilities	287,012	303,893
Convertible senior notes, net, non-current	396,327	395,729
Deferred revenue, non-current	2,747	2,483
Lease liabilities, non-current	11,174	12,598
Other liabilities	10,845	5,147
Total liabilities	708,105	719,850

Redeemable non-controlling interest	11,956	17,072

Stockholders' equity
Common stock	—	—
Additional paid-in capital	633,760	679,410
Accumulated other comprehensive loss	(715)	(183)
Accumulated deficit	(416,514)	(421,797)
Treasury stock	—	(3,837)
Total stockholders’ equity	216,531	253,593
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$936,592	$990,515

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended April 30,
	2026	2025
Cash flows from operating activities:
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$10,246	$(6,497)
Net loss and adjustment attributable to redeemable non-controlling interest	(5,116)	(882)
Net income (loss)	5,130	(7,379)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,056	3,962
Amortization of deferred contract costs	5,201	5,514
Amortization of debt issuance costs	595	677
Stock-based compensation	17,963	25,753
Non-cash lease expense	985	379
Deferred income taxes	5,736	162
Other	(595)	(811)
Changes in operating assets and liabilities:
Accounts receivable	32,618	27,610
Deferred contract costs	(4,693)	(4,579)
Prepaid expenses and other assets	(5,045)	(3,316)
Accounts payable	(2,825)	103
Accrued expenses and other liabilities	(2,803)	(1,973)
Accrued compensation	(4,493)	(8,336)
Deferred revenue	(5,380)	(6,411)
Lease liabilities	(1,167)	(685)
Net cash provided by operating activities	44,283	30,670
Cash flows from investing activities:
Purchases of property and equipment	(965)	(441)
Capitalized software costs	(2,126)	(1,243)
Purchases of available-for-sale investments	(40,296)	(44,148)
Proceeds from maturities of available-for-sale investments	37,420	44,400
Purchases of non-marketable equity investments	—	(250)
Proceeds from liquidation of non-marketable equity investments	894	—
Net cash used in investing activities	(5,073)	(1,682)
Cash flows from financing activities:
Repurchases of common stock	(65,456)	—
Proceeds from issuance of common stock upon exercise of stock options	4	3,602
Employee payroll taxes paid related to net share settlement of restricted stock units	(2,156)	(7,557)
Net cash used in financing activities	(67,608)	(3,955)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(124)	335
Net change in cash, cash equivalents, and restricted cash	(28,522)	25,368
Cash, cash equivalents, and restricted cash at beginning of period	238,481	348,328
Cash, cash equivalents, and restricted cash at end of period	$209,959	$373,696

Note: Certain reclassifications of prior period amounts have been made in the Company’s condensed consolidated statements of cash flows to conform to the current period presentation. Refer to the notes to our Quarterly Report on Form 10-Q for more information.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company's convertible senior notes (the "2025 Notes" and the "2028 Notes" or, collectively, the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Shareholder matters: PagerDuty views certain charges, including third-party legal, consulting, and advisory fees, related to shareholder activity that are outside of the ordinary course of our business and expenses related to a cooperation agreement as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that such charges do not have a direct correlation to the operations of the Company’s business and may vary in size depending on the timing, results, and resolution of such shareholder matters. The consideration of measures that exclude such expenses can assist in the comparison of operational performance in periods which may or may not include such expenses.

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: Based on PagerDuty's financial outlook for fiscal 2027, PagerDuty is utilizing a projected non-GAAP tax rate of 20%. For fiscal 2026, PagerDuty used a projected non-GAAP tax rate of 22%. PagerDuty uses a projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, and shareholder matters, which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as income (loss) from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, and shareholder matters, which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net income (loss) attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, shareholder matters, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended April 30,
	2026	2025
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$101,947	$100,621
Add:
Stock-based compensation	849	1,097
Employer taxes related to employee stock transactions	11	38
Amortization of acquired intangible assets	320	1,273
Restructuring costs	332	—
Non-GAAP gross profit	$103,459	$103,029

Revenue	$120,967	$119,805
Gross margin	84.3%	84.0%
Non-GAAP gross margin	85.5%	86.0%

Non-GAAP operating expenses
Research and development	$29,988	$34,048
Less:
Stock-based compensation	6,137	9,840
Employer taxes related to employee stock transactions	105	304
Acquisition-related expenses	—	228
Restructuring costs	—	1,373
Non-GAAP research and development	$23,746	$22,303

Sales and marketing	$39,610	$50,045
Less:
Stock-based compensation	4,184	6,219
Employer taxes related to employee stock transactions	49	182
Amortization of acquired intangible assets	620	633
Restructuring costs	1,099	2,210
Non-GAAP sales and marketing	$33,658	$40,801

General and administrative	$23,166	$26,855
Less:
Stock-based compensation	6,793	8,597
Employer taxes related to employee stock transactions	61	194
Restructuring costs	—	228
Shareholder matters	—	2,270
Non-GAAP general and administrative	$16,312	$15,566

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended April 30,
	2026	2025
Non-GAAP operating income and non-GAAP operating margin
Income (loss) from operations	$9,183	$(10,327)
Add:
Stock-based compensation	17,963	25,753
Employer taxes related to employee stock transactions	226	718
Amortization of acquired intangible assets	940	1,906
Acquisition-related expenses	—	228
Restructuring costs	1,431	3,811
Shareholder matters	—	2,270
Non-GAAP operating income	$29,743	$24,359

Revenue	$120,967	$119,805
Operating margin	7.6%	(8.6)%
Non-GAAP operating margin	24.6%	20.3%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net income (loss) attributable to PagerDuty, Inc. common stockholders	$10,246	$(6,497)
Add:
Stock-based compensation	17,963	25,753
Employer taxes related to employee stock transactions	226	718
Amortization of debt issuance costs	595	677
Amortization of acquired intangible assets	940	1,906
Acquisition-related expenses	—	228
Restructuring costs	1,431	3,811
Shareholder matters	—	2,270
Adjustment attributable to redeemable non-controlling interest	(4,963)	(665)
Income tax effects and adjustments	(616)	(5,522)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$25,822	$22,679

Non-GAAP net income per share, basic
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders	$0.13	$(0.07)
Non-GAAP adjustments to net income (loss) per share attributable to PagerDuty, Inc. common stockholders	0.20	0.32
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.33	$0.25

Non-GAAP net income per share, diluted
Net income (loss) per share attributable to PagerDuty, Inc. common stockholders	$0.13	$(0.07)
Non-GAAP adjustments to net income (loss) per share attributable to PagerDuty, Inc. common stockholders	0.20	0.31
Non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders	$0.32	$0.24

Weighted-average shares used in calculating net income per share
Basic	78,647	91,374
Diluted	79,464	91,374

Weighted-average shares used in calculating non-GAAP net income per share
Basic	78,647	91,374
Diluted	79,464	93,656

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended April 30,
	2026	2025
Free cash flow and free cash flow margin
Net cash provided by operating activities	$44,283	$30,670
Purchases of property and equipment	(965)	(441)
Capitalization of software costs	(2,126)	(1,243)
Free cash flow	$41,192	$28,986
Net cash used in investing activities	$(5,073)	$(1,682)
Net cash used in financing activities	$(67,608)	$(3,955)

Revenue	$120,967	$119,805
Operating cash flow margin	36.6%	25.6%
Free cash flow margin	34.1%	24.2%